UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 21, 2015
Date of Report
(Date of earliest event reported)
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Core-Mark Holding Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2015, Core-Mark Holding Company, Inc. (the “Company”) and its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a Sixth Amendment to Credit Agreement (the "Sixth Amendment”) amending the Company's Credit Agreement dated as of October 12, 2005 (as amended from time to time). The Sixth Amendment, among other changes, extended the Company's credit facility for two additional years, from May 2018 to May 2020, fixed the unused facility fee at 25 basis points, and provided for quarterly borrowing base reporting, subject to certain provisions.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Sixth Amendment which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as exhibits to this report:

Number	Description
10.1
Sixth Amendment to Credit Agreement, dated as of May 21, 2015, by and among Core-Mark Holding Company, Inc. and its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date:	May 22, 2015	By:	/s/ Stacy Loretz-Congdon
		Name:	Stacy Loretz-Congdon
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1
Sixth Amendment to Credit Agreement, dated as of May 21, 2015, by and among Core-Mark Holding Company, Inc. and its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

4